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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of i-STAT Corporation on Form S-8 of our report dated January 23, 1998, except for paragraph 1 of Note 15, for which the date is March 4, 1998, on our audits of the consolidated financial statements of i-STAT Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Form S-8.



                                                 /s/ PricewaterhouseCoopers LLP



Florham Park, New Jersey
October 2, 1998